Corcept Therapeutics Announces 2015 Financial Results

MENLO PARK, CA -- (Marketwired - March 01, 2016) - Corcept Therapeutics Incorporated (NASDAQ: CORT)

  Full year 2015 revenue of $50.3 million, an 89 percent increase from 2014
  Fourth quarter 2015 revenue of $15.0 million, a 66 percent increase from the fourth quarter of 2014
  GAAP net income for the fourth quarter of $1.0 million, or $0.01 per share, compared to a GAAP net loss of $3.9 million or $0.04 per share in the fourth quarter of 2014
  Company reiterates 2016 revenue guidance of $76-81 million
  Selective cortisol modulator CORT125134 entering two Phase 2 trials by the end of the first quarter -- one in Cushing's syndrome and another in solid-tumor cancers
  Phase 1/2 trial of mifepristone in combination with eribulin to treat triple-negative breast cancer (TNBC) to generate efficacy and safety results by mid-year

Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs that treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of cortisol, today reported its financial results for the fourth quarter and full year ended December 31, 2015.

Corcept reported revenue of $15.0 million for the fourth quarter of 2015 and $50.3 million for the full year. GAAP net income for the fourth quarter of 2015 was $1.0 million or $0.01 per share, compared to a net loss of $3.9 million or $0.04 per share in the fourth quarter of 2014. For the full year, the company reported a GAAP net loss of $6.4 million or $0.06 per share for 2015, compared to a net loss of $31.4 million or $0.31 per share in 2014.

The company's cash and cash equivalents were $40.4 million at year-end, an increase of $4.0 million from September 30, 2015.

The company reiterated its 2016 revenue guidance of $76-81 million.

"2015 was a pivotal year for Corcept," said Dr. Joseph K. Belanoff, Corcept's Chief Executive Officer. "We made a GAAP profit in the fourth quarter, while conducting our Phase 1/2 trial of mifepristone to treat TNBC and advancing our lead selective cortisol modulator toward Phase 2 trials in Cushing's syndrome and solid-tumor cancers. In 2016, we plan to expand our pipeline further by advancing additional selective modulators towards human use -- funded by our cash on hand and revenue from the sale of Korlym."

Financial Discussion

Corcept's GAAP net income in the fourth quarter of 2015 was $1.0 million, compared to a net loss of $3.9 million in the fourth quarter of 2014. The company's net loss for the full year was $6.4 million, compared to a net loss $31.4 million in 2014. Excluding non-cash expenses related to stock-based compensation and accreted interest on the company's capped royalty obligation (the "Royalty Financing"), Corcept generated $3.1 million of non-GAAP net income in the fourth quarter, compared to a non-GAAP net loss of $1.7 million in the fourth quarter of 2014. Non-GAAP net income for 2015 was $2.5 million, compared to a non-GAAP net loss of $22.5 million for 2014. A reconciliation of GAAP to non-GAAP net operating results is set forth below.

Operating expenses for the fourth quarter of 2015 were $13.3 million, compared to $12.1 million for the fourth quarter of 2014. The increase was primarily due to spending on the company's expanded sales force and operational costs associated with increased sales volumes. For the full year, operating expenses declined to $53.7 million, from $54.2 million in 2014, as savings from discontinuation of the company's Phase 3 trial of mifepristone to treat psychotic depression more than offset increased spending on its Phase 1/2 trial of TNBC, clinical development of CORT125134, pre-clinical development of other selective cortisol modulators and costs related to the company's larger sales force and increased sales volumes.

Corcept's cash and cash equivalents totaled $40.4 million as of December 31, 2015, compared to $24.2 million as of December 31, 2014. These cash balances reflect Corcept's scheduled payments due under the Royalty Financing. Pursuant to the terms of the agreement, Corcept paid $2.8 million in the fourth quarter of 2015, with payments totaling $9.2 million for the full year. In 2014, Corcept paid $1.6 million in the fourth quarter and $4.9 million for the year. Corcept expects to make its final payment under the Royalty Financing in 2017.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20-50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Triple-Negative Breast Cancer (TNBC)

TNBC is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone and the HER-2/neu gene -- are not present. Because the tumor cells lack the necessary receptors, treatments that target estrogen, progesterone and HER-2 receptors are ineffective. In 2013, approximately 40,000 women were diagnosed with TNBC. It is estimated that more than 75 percent of these women's tumor cells expressed the GR receptor to which cortisol binds. There is no FDA-approved treatment and neither a targeted treatment nor an approved standard chemotherapy regimen for relapsed TNBC patients exists.

About Korlym®

Korlym modulates the effect of cortisol at GR, one of the two receptors to which cortisol binds, thereby inhibiting the effects of excess cortisol in patients with Cushing's syndrome. Since 2012, Corcept has made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication.

About CORT125134

CORT125134 is the lead compound in Corcept's portfolio of selective cortisol modulators. It is a non-steroidal competitive antagonist of GR that does not bind to the body's other hormone receptors, including the progesterone receptor. It is the affinity of Korlym for the progesterone receptor that results in termination of pregnancy and can cause endometrial thickening and irregular vaginal bleeding in some women. CORT125134 will not have these effects. The compound is proprietary to Corcept and is protected by composition of matter and method of use patents extending to 2033.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs that treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of cortisol. Korlym, a first-generation cortisol modulator, is the company's first FDA-approved medication. The company is conducting a Phase 1/2 trial of mifepristone for the treatment of TNBC and has a portfolio of proprietary compounds that modulate the effects of cortisol but not progesterone. Corcept owns extensive intellectual property covering the use of cortisol modulators, including mifepristone and CORT125134, in the treatment of a wide variety of metabolic, oncologic and psychiatric disorders. It also holds composition of matter patents for CORT125134 and its other selective cortisol modulators.

Non-GAAP Measures of Net Income and Loss

To supplement Corcept's financial results presented on a GAAP basis, we use non-GAAP measures of net income and net loss that exclude non-cash expenses related to stock-based compensation expense and the accretion of interest expense under our capped royalty financing transaction. We believe that these non-GAAP measures help investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measures of net income and net loss and net income and net loss per share we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements made in this press release, other than statements of historical fact, are forward-looking statements. These forward-looking statements, including statements regarding anticipated future net revenues, the timing of clinical trials and clinical trial results and the advancement of clinical trials, are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements, including the pace of Korlym's acceptance by physicians and patients, the pace of enrollment in or the outcome of the company's Phase 1/2 study of mifepristone in the treatment of TNBC, its planned Phase 2 studies of CORT125134, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's other product development efforts. These and other risks are set forth in the company's SEC filings, which are available at the company's website (http://www.corcept.com) or from the SEC's website (http://www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this press release.

                     CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                 December 31,  December 31,
                                                     2015          2014
                                                ------------- -------------
                                                 (Unaudited)      (Note)

ASSETS:
  Cash and cash equivalents                     $      40,435 $      24,248
  Trade receivables, net                                6,221         3,334
  Inventory                                             4,482         5,297
  Other assets                                            799         1,751
                                                ------------- -------------
    Total assets                                $      51,937 $      34,630
                                                ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                              $       1,325 $       1,886
  Deferred revenue                                        158            33
  Long-term obligation                                 27,528        33,887
  Other liabilities                                     4,428         2,212
  Stockholders' equity (deficit)                       18,498        (3,388)
                                                ------------- -------------
    Total liabilities and stockholders' equity  $      51,937 $      34,630
                                                ============= =============

Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                  Three Months Ended        Year Ended
                                     December 31,          December 31,
                                 --------------------  --------------------

                                    2015       2014       2015       2014
                                 ---------  ---------  ---------  ---------

Revenues:
  Product sales, net             $  14,967  $   9,014  $  50,286  $  26,551

Operating expenses:
  Cost of sales                        364        258      1,361        882
  Research and development           4,089      3,789     15,419     18,372
  Selling, general and
   administrative                    8,863      8,043     36,949     34,916
                                 ---------  ---------  ---------  ---------
    Total operating expenses        13,316     12,090     53,729     54,170
                                 ---------  ---------  ---------  ---------
Income / (Loss) from operations      1,651     (3,076)    (3,443)   (27,619)

Interest and other expense            (692)      (819)    (2,965)    (3,764)
                                 ---------  ---------  ---------  ---------
    Net income / (loss)          $     959  $  (3,895) $  (6,408) $ (31,383)
                                 =========  =========  =========  =========

Basic and diluted net income /
 (loss) per share                $    0.01  $   (0.04) $   (0.06) $   (0.31)
                                 =========  =========  =========  =========

Shares used in computing basic
 net income / (loss) per share     109,191    101,270    106,883    100,978
                                 =========  =========  =========  =========
Shares used in computing diluted
 net income / (loss) per share     113,783    101,270    106,883    100,978
                                 =========  =========  =========  =========

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                   Three Months Ended       Year Ended
                                      December 31,         December 31,
                                  -------------------  --------------------

                                     2015      2014       2015       2014
                                  --------- ---------  ---------  ---------

GAAP net income / (loss)          $     959 $  (3,895) $  (6,408) $ (31,383)

Non-cash expenses:
  Stock-based compensation
    Research and development            260       209        839        723
    Selling, general and
     administrative                   1,233     1,176      5,174      4,478
                                  --------- ---------  ---------  ---------
      Total stock-based
       compensation                   1,493     1,385      6,013      5,201
                                  --------- ---------  ---------  ---------
  Accretion of interest expense
   related to long-term
   obligation                           651       804      2,848      3,678
                                  --------- ---------  ---------  ---------
    Non-GAAP net income / (loss)  $   3,103 $  (1,706) $   2,453  $ (22,504)
                                  ========= =========  =========  =========

GAAP basic and diluted net income
 / (loss) per share               $    0.01 $   (0.04) $   (0.06) $   (0.31)
                                  ========= =========  =========  =========

Non-GAAP basic and diluted net
 income / (loss) per Share as
 adjusted for non-cash expenses   $    0.03 $   (0.02) $    0.02  $   (0.22)
                                  ========= =========  =========  =========

Shares used in computing basic
 net income / (loss) per share      109,191   101,270    106,883    100,978
                                  ========= =========  =========  =========
Shares used in computing diluted
 net income / (loss) per share      113,783   101,270    112,034    100,978
                                  ========= =========  =========  =========

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com